
                                                                                                     EXHIBIT 12
                                                                                                     Page 1

                                                    OHIO EDISON COMPANY
                                    CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                           Year Ended December 31,
                                                        ----------------------------------------------------
                                                        1990        1991        1992        1993        1994
                                                        ----        ----        ----        ----        ----
                                                                        (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                   $281,676    $264,823    $276,986    $ 24,523    $303,531
  Interest and other charges, before reduction
    for amounts capitalized                            329,520     324,017     296,292     285,169     283,849
  Provision for income taxes                           170,804     173,725     147,407      32,431     188,886
  Interest element of rentals charged to income (a)    126,804     125,777     117,224     104,700     108,463
                                                      --------    --------    --------    --------    --------
    Earnings as defined                               $908,804    $888,342    $837,909    $446,823    $884,729
                                                      ========    ========    ========    ========    ========

FIXED CHARGES AS DEFINED IN REGULATION S-K:
  Interest on long-term debt                          $293,993    $288,599    $275,835    $262,861    $259,554
  Other interest expense                                25,545      27,696      13,958      16,445      18,931
  Subsidiary's preferred stock dividend requirements     9,982       7,722       6,499       5,863       5,364
  Adjustment to subsidiary's preferred stock
    dividends to state on a pre-income tax basis         6,009       5,018       3,420       7,659       3,294
  Interest element of rentals charged to income (a)    126,804     125,777     117,224     104,700     108,463
                                                      --------    --------    --------    --------    --------
    Fixed charges as defined                          $462,333    $454,812    $416,936    $397,528    $395,606
                                                      ========    ========    ========    ========    ========

CONSOLIDATED RATIO OF EARNINGS TO FIXED
  CHARGES (b)                                             1.97        1.95        2.01        1.12        2.24
                                                          ====        ====        ====        ====        ====

- ---------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $16,922,000, $13,298,000, $9,762,000, $8,565,000 and $7,424,000 for each of the five years ended December 31, 1994, respectively.




                                                                 - 1 -


                                                                                                     EXHIBIT 12
                                                                                                     Page 2

                                                    OHIO EDISON COMPANY
                                    CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED AND
                             PREFERENCE STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)
                                                                           Year Ended December 31,
                                                        ----------------------------------------------------
                                                        1990        1991        1992        1993        1994
                                                        ----        ----        ----        ----        ----
                                                                        (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
  Income before extraordinary items                   $281,676    $264,823    $276,986    $ 24,523    $303,531
  Add-
    Interest and other charges, before reduction
      for amounts capitalized                          329,520     324,017     296,292     285,169     283,849
    Provision for income taxes                         170,804     173,725     147,407      32,431     188,886
    Interest element of rentals charged to income (a)  126,804     125,777     117,224     104,700     108,463
                                                      --------    --------    --------    --------    --------
      Earnings as defined                             $908,804    $888,342    $837,909    $446,823    $884,729
                                                      ========    ========    ========    ========    ========
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
  PREFERRED AND PREFERENCE STOCK DIVIDEND
  REQUIREMENTS (PRE-INCOME TAX BASIS):
  Interest on long-term debt                          $293,993    $288,599    $275,835    $262,861    $259,554
  Other interest expense                                25,545      27,696      13,958      16,445      18,931
  Preferred and preference stock dividend
   requirements                                         37,610      32,476      30,425      29,570      27,043
  Adjustment to preferred and preference stock
   dividends to state on a pre-income tax basis         22,421      20,887      15,854      38,265      16,444
  Interest element of rentals charged to income (a)    126,804     125,777     117,224     104,700     108,463
                                                      --------    --------    --------    --------    --------
    Fixed charges as defined plus preferred and
      preference stock dividend requirements
      (pre-income tax basis)                          $506,373    $495,435    $453,296    $451,841    $430,435
                                                      ========    ========    ========    ========    ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
  PLUS PREFERRED AND PREFERENCE STOCK DIVIDEND
  REQUIREMENTS (PRE-INCOME TAX BASIS) (b)                 1.79        1.79        1.85        0.99 (c)    2.06
                                                          ====        ====        ====        ====        ====
- ----------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
(b) These ratios exclude fixed charges applicable to the guarantee of the debt of a coal supplier aggregating $16,922,000, $13,298,000, $9,762,000, $8,565,000 and $7,424,000 for each of the five years ended December 31, 1994, respectively.
(c) Earnings were deficient in 1993 by $5,018,000 to cover fixed charges plus preferred stock dividend requirements.

                                                                 - 2 -